UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 23, 2013

Gilman Ciocia, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22996	11-2587324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Raymond Avenue, Poughkeepsie, New York	12603
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (845) 485-5278

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jay Palma, the Principal Financial and Chief Accounting Officer and the Treasurer of Gilman Ciocia, Inc. (the “Company”) advised the Board of Directors that he has accepted a position with another company and he tendered his resignation from the Company effective May 23, 2013.  There were no disagreements with Mr. Palma on any accounting policies or practices.  Upon such resignation, the Board of Directors appointed Maureen Abbate as Principal Financial and Chief Accounting Officer and the Treasurer of the Company effective May 23, 2013.  Information about Maureen Abbate follows.

Mrs. Abbate has been an integral member of the Accounting Department since 2005 and has been the Controller of the Company since February 2012.  Prior to joining the Company in 2005, Mrs. Abbate worked as the Accounting Manager for Interliant and for the MONY Group in its investment accounting division.  Mrs. Abbate received a B.S. in Accounting from Manhattan College in 1992.

There are no familial relationships among Mrs. Abbate and the directors and officers of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilman Ciocia, Inc.
(Registrant)

Date: May 23, 2013	/s/ Ted Finkelstein
	Name:	Ted Finkelstein
	Title:	Vice President